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                                  Exhibit 99.1



For Immediate Release                                               NEWS RELEASE
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                             Contact: Joseph C. Horvath, Chief Financial Officer
                                                     717-264-7161 Extension 4465


                TB WOOD'S CORPORATION ANNOUNCES MANAGEMENT CHANGE

         Chambersburg, PA, February 16, 2005- TB Wood's Corporation (NASDAQ:
TBWC), announced that Willard Macfarland, its Vice President/General Manager Mechanical Division, will be leaving the company effective today. The company has initiated a search to fill this position.

         TB Wood's (www.tbwoods.com) is an established designer, manufacturer and marketer of electronic and mechanical industrial power transmission products, which are sold to North American and international manufacturers and users of industrial equipment. Headquartered in Chambersburg, Pennsylvania, the Company operates production facilities in the United States, Mexico, Germany, Italy and India.

         This press release contains statements that are forward looking within the meaning of applicable securities laws. These statements include or imply projections of future performance that are based upon the Company's expectations and assumptions. These expectations and assumptions, as well as the Company's future performance are subject to a number of risks and uncertainties. Factors that could cause actual results to differ from projected results are discussed in various of the Company's documents filed with the SEC.




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